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                                                                   EXHIBIT 10.10

                      PERPETUAL SOFTWARE LICENSE AGREEMENT

         THIS PERPETUAL SOFTWARE LICENSE AGREEMENT ("Agreement") is made effective as of the 9th day of May, 2002, by, and between, LocalToolbox Corporation ("LTBX"), a Nevada Corporation, with a primary place of business at 989 Tahoe Boulevard, #B, P.O. Box 8014, Incline Village, Nevada 89452, on the one hand, and IDMedical.com, Inc., a Colorado corporation with a primary place of business at 1 Beach Drive South East, Unit #41, St. Petersburg, Florida 33701 ("IDMD"), on the other hand.

         WHEREAS, IDMD is the owner of certain technology and intellectual property and the pending patent application (USPTO Serial No. 09699721) related to its online medical records business ( (the "OMR Technology"); and

         WHEREAS, LTBX desires to obtain from IDMD, and IDMD wishes to grant to LTBX, a perpetual, unlimited, non-exclusive license to use the OMR Technology in its form as of May 9, 2002.

         WHEREFORE, in consideration of the promises and covenants set forth herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1. License. IDMD hereby grants to LTBX a perpetual, unlimited, non-exclusive license to use the OMR Technology and all IDMD derivations thereof and to create derivative works using the OMR Technology and IDMD derivations thereof. This unlimited license shall include the right of LTBX to use, copy, reproduce, publish, display, distribute and create derivative works based upon the OMR Technology and IDMD derivations thereof.

2. License Fee. LTBX agrees to pay IDMD a one-time license fee in the amount of one dollar ($1.00) for this unlimited license. Receipt of such $1.00 is hereby acknowledged by IDMD.

3. LTBX Derivations. All derivatives and enhancements of the OMR Technology which are developed by LTBX shall be the sole and exclusive property of LTBX.

4. Ownership.

                  a. LTBX acknowledges that IDMD owns all right, title and interest in and to the OMR Technology in the form in which it existed as of May 9, 2002.

                  b. IDMD acknowledges that it is licensing it rights, title and interest in all IDMD derivative works based upon the OMR Technology created by IDMD or its employees to LTBX.

5. Transferability. LTBX shall have the unrestricted right to sublicense use of the OMR Technology and any IDMD derivative works, and to assign this license.


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6. Royalty Arrangement. LTBX shall pay IDMD a royalty of $1.00 per subscriber per month for subscribers signed up by LTBX for use of the OMR Technologies. Such royalty shall be paid on a quarterly basis on revenue actually received by LTBX during the prior quarter. Such payments shall be made on the 21st day of the quarter for royalty earned during the prior quarter. In the event that IDMD offers better rates to any other licensee or direct user, IDMD shall charge the same rates to LTBX.

7. Management of IDMD Enrolled Subscribers. In the event that IDMD enrolls any subscribers with respect to the use of the OMR technology, LTBX will manage IDMD's subscribers at a rate of $1.00 per subscriber per month. However, such rate may be increased to the extent that LTBX's direct rates increase for such service.

8. Representations and Warranties. IDMD represents and warrants that any current derivative works to the OMR Technology are original to IDMD; that such derivatives do not infringe upon any copyright, trademark, patent or other proprietary right of any third party; that IDMD has the right to enter into this Agreement; and that IDMD is not a party to any other agreement that would interfere with the rights granted herein.

9. Indemnifications.

                  a. IDMD hereby agrees to indemnify LTBX and its employees, officers, directors and contractors from any claims, losses or damages, including reasonable attorney's fees, arising from or as a result of the breach of any of the warranties granted herein.

                  b. LTBX agrees to indemnify IDMD from any claims, losses or damages, including reasonable attorney's fees, arising from or as a result of any use LTBX makes of the OMR Technology.

10. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, telegraphed, or sent by facsimile transmission and shall be deemed received upon the earlier of (i) if personally delivered, the date of delivery to the address of the person to receive such notice; (ii) if sent by certified or registered mail, three (3) business days after the date of mailing; (iii) if given by telegraph, one (1) business day after the date delivered to the telegraph company, with charges prepaid; or (iv) if given by facsimile transmission, the date transmitted. Any notice, request, demand, direction or other communication sent by telegraph or facsimile transmission must be perfected within forty-eight (48) hours by mailing a copy in the United States Mail, first class, postage prepaid.

                        To IDMD:      Robert Gordon
                                      1 Beach Drive South East
                                      Unit #41
                                      St. Peterburg, Florida 33701
                                      Fax: (   )



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                        To LTBX:      James K. Robbins
                                      2635 Park Boulevard
                                      Palo Alto, California, 94306
                                      Fax: (650) 330-1744

Notice of change of address shall be given by written notice in the manner detailed in this paragraph. Rejection or other refusal to accept or the failure to deliver due to any change of address of which no notice was given shall not effect the time at which such notice shall be deemed to have been given and shall constitute receipt of such communication.

11. Severability. Each and every provision of this Agreement is severable from each and all of the other provisions of this Agreement. In the event that any provision of this Agreement is for any reason unenforceable, the balance of the Agreement shall nonetheless remain in full force and effect.

12. Survival of Rights. The license provided in paragraphs 1 of this Agreement and the royalty contained in paragraph 6 of this Agreement shall survive the termination of this Agreement and such provisions shall continue in effect as long as LTBX, or any successor-in-interest to LTBX, shall use the OMR Technology.

13. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matters referred to herein. No representation, covenant, undertaking, promise, or other prior or contemporary agreement, whether oral or written, respecting such subject matters, which is not specifically contained herein, shall be deemed in any way to exist or bind any of the parties hereto. The parties hereto acknowledge that each party has not executed this Agreement in reliance on any promise, representation, or warranty, which is not contained herein.

14. Construction. This Agreement shall not be construed against the party preparing it, but shall be construed as if all parties jointly prepared this Agreement, and any uncertainty or ambiguity shall not be interpreted against any one party. The Agreement is to be performed in the State of California, and shall be interpreted, enforced and governed by, and under, the laws of the State of California. Any action with respect to or relating to the subject matter of this Agreement shall only be filed in the County of Los Angeles, State of California and any arbitration proceeding with respect to or relating to the subject matter of this Agreement shall only be heard in the County of Los Angeles, State of California.

15. Modification. This Agreement shall not be modified by either party by any oral representation or agreement made before, or after, the execution of this Agreement. All modifications to this Agreement must be in writing and signed by each party hereto.

16. Binding on Successors and Assigns. This Agreement shall be binding on, and shall inure to the benefit of, the parties and to their respective heirs and legal representatives, successors, and assignees.


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17. Cooperation. The parties agree to perform any and all acts and to execute and deliver, upon request, any and all documents reasonably necessary or convenient to carry out the terms of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


LOCALTOOLBOX CORP.                          IDMEDICAL.COM, INC.



By                                          By
   --------------------------                  ---------------------------------
Name: James Robbins                         Name: Robert Gordon
Title: President&CEO                        Title: President & CEO